EXHIBIT 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of 11th day of March 2025 by and between Sodium LLC, a District of Columbia limited liability company, (hereinafter referred to as "Landlord"), having an office for purposes of notices hereunder at 2450 N Street, N.W., Washington, DC 20037 and Cogent Communications, LLC a Delaware limited liability company (hereinafter referred to as "Tenant"), having an office for purposes of notices hereunder at 2450 N Street, N.W., Washington, DC 20037.

R E C I T A L S

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated April 16, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated February 28, 2020 (the “First Amendment”), regarding the lease of forty three thousand one hundred and seventeen (43,117) square feet of space (4,259 square feet on the first floor; 19,608 square feet on the fourth floor and 19,250 square feet on the fifth floor) (the “Demised Premises”) of the building located at 2450 N Street, N.W., Washington, DC 20037 (the “Building”), all as more particularly described in the Original Lease. The Original Lease, as modified by the First Amendment, shall be referred to herein as the “Lease”;

AND WHEREAS, the Lease Term of the Lease is scheduled to expire on May 10, 2025 and Landlord and Tenant desire to extend the Lease Term of the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.            Incorporation of Recitals. The foregoing recitals are incorporated by reference as if fully set forth herein.

2.            Capitalized Terms. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Lease.

3.            Controlling Language. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

4.            Extension of Lease Term. Effective as of the date hereof, the Lease Term shall be modified so as to include the sixty (60) month period commencing on May 11, 2025 and expiring on May 10, 2030 (such period, the “Renewal Term”). All references in the Lease to the Lease Term shall be deemed to mean the Lease Term as extended by the Renewal Term.

5.            Fixed Annual Rent. During the Renewal Term, the Fixed Annual Rent shall continue to be the same as during the initial Lease Term.

6.            No Further Amendments. Except as amended herein, the Lease, as amended, shall remain in full force and effect.

7.            Counterparts. This Amendment may be executed by counterparts, each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one contract. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “PDF” format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

Sodium LLC,
a District of Columbia limited liability company

By:	/s/David Schaeffer
Name:	David Schaeffer
Title:	Managing Member

TENANT:

Cogent Communications, LLC,
a Delaware limited liability company

By:	/s/John Chang
Name:	John Chang
Title:	Vice President and Chief Legal Officer

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